                                                                   EXHIBIT 10.23


Language indicated as being shown by strike out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.


                          INDEX TO SHOPPING CENTER LEASE

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ARTICLE I-GRANT AND TERM
Section 1.01.Leased Premises ..................................       1
Section 1.02.Use of Additional Areas ..........................       1
Section 1.03.Commencement and Ending Date of Term .............       1
Section 1.04.Lease Year Defined ...............................       1
Section 1.05.Failure of Tenant to Open ........................       1
Section 1.06.Excuse of Owner's Performance ....................       1
Section 1.07.Joint Opening ....................................       1
ARTICLE II-RENT
Section 2.01.Minimum Rent .....................................       2
Section 2.02.Percentage Rent ..................................       2
Section 2.03.Gross Receipts Defined ...........................       2
Section 2.04.Taxes ............................................       2
Section 2.05.Additional Rent ..................................       3
Section 2.06.Past Due Rent and Additional Rent ................       3
ARTICLE III-RECORDS AND BOOKS OF ACCOUNT
Section 3.01.Tenant's Records .................................       3
Section 3.02.Reports by Tenant ................................       3
ARTICLE IV - AUDIT
Section 4.01.Right to Examine Books ...........................       3
Section 4.02.Audit ............................................       3
ARTICLE V-CONSTRUCTION ALTERATION,
 RELOCATION AND FINANCING OF IMPROVEMENTS AND ADDITIONS THERETO
Section 5.01.Owner's Obligation ...............................       4
Section 5.02.Parking Facilities ...............................       4
Section 5.03.Changes and Additions to Building ................       4
Section 5.04.Financing ........................................       4
Section 5.05.Right to Relocate ................................       4
ARTICLE VI-CONDUCT OF BUSINESS BY TENANT
Section 6.01.Use of Premises ..................................       4
Section 6.02.Operation of
             Business .........................................       4
Section 6.03.Competition ......................................       4
Section 6.04.Storage, Office
             Space ............................................       4
ARTICLE VII-OPERATION OF CONCESSIONS
Section 7.01.Consent of Owner .................................       5
ARTICLE VIII-SECURITY DEPOSIT
Section 8.01.Amount of Deposit ................................       5
Section 8.02.Use and Return of Deposit ........................       5
Section 8.03.Transfer of Deposit ..............................       5
ARTICLE IX-PARKING AND COMMON USE AREAS AND FACILITIES
Section 9.01.Control of Common Areas by Owner .................       5
Section 9.02.License ..........................................       5
ARTICLE X-COST OF MAINTENANCE OF COMMON AREAS
Section 10.01.Tenant to Bear Pro Rata Share of Expense........        6
ARTICLE XI-SIGNS,AWNINGS,CANOPIES FIXTURES, ALTERATIONS
Section 11.01.Installation by Tenant ..........................       6
Section 11.02.Removal and Restoration by Tenant................       6
Section 11.03.Tenant shall Discharge all Liens ................       6
Section 11.04.Signs, Awnings, Canopies ........................       6
ARTICLE XII-MAINTENANCE OF LEASED PREMISES
Section 12.01.Maintenance by Tenant ...........................       6
Section 12.02.Maintenance by Owner ............................       7
Section 12.03.Surrender of Premises ...........................       7
Section 12.04.Rules and Regulations ...........................       7
ARTICLE XIII-INSURANCE AND INDEMNITY
Section 13.01.Liability Ins ...................................       7
Section 13.02.Increase in Fire Insurance Premium ..............       7
Section 13.03.Indemnification of Owner ........................       7
Section 13.04.Plate Glass .....................................       7
Section 13.05.Boiler Insurance ................................       7
ARTICLE XIV-UTILITIES
Section 14.01.Utility Charges .................................       8
ARTICLE XV-OFFSET STATEMENT, ATTORNMENT SUBORDINATION
Section 15.01.Offset Statement ................................       8
Section 15.02.Attornment ......................................       8
Section 15.03.Subordination ...................................       8
Section 15.04.Attorney-in-Fact ................................       8
ARTICLE XVI-ASSIGNMENT AND SUBLETTING
Section 16.01.Consent Required ................................       8
Section 16.02.Corporate Ownership .............................       8
Section 16.03.Fees ............................................       8
ARTICLE XVII-WASTE, GOVERNMENTAL REGULATIONS
Section 17.01.Waste or Nuisance ...............................       8
Section 17.02.Governmental Regulations ........................       9
ARTICLE XVIII-ADVERTISING, MERCHANTS ASSOCIATION
Section 18.01.Change of Name ..................................       9
Section 18.02.Solicitation of Business ........................       9
Section 18.03.Merchants Assoc .................................       9
ARTICLE XIX-DESTRUCTION OF LEASED PREMISES
Section 19.01.Total or Partial Destruction ....................       9
Section 19.02.Partial Destruction of Shopping Center ..........       9
ARTICLE XX-EMINENT DOMAIN
Section 20.01.Total Condemnation of Leased Premises ...........       9
Section 20.02.Partial Condemnation ............................      10
Section 20.03.Total Condemnation of Parking Area ..............      10
Section 20.04.Partial Condemnation of Parking Area ............      10
Section 20.05.Owner's Damages .................................      10
Section 20.06.Tenant's Damages ................................      10
Section 20.07.Condemnation of Less Than a Fee .................      10
ARTICLE XXI-DEFAULT OF THE TENANT
Section 21.01.Right to Re-enter ...............................      10
Section 21.02.Right to Relet ..................................      11
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Section 21.03.Legal Expenses ..................................      11
Section 21.04.Waiver of Jury Trial and Counterclaims...........      11
Section 21.05.Waiver of Rights of Redemption ..................      11
ARTICLE XXII-ACCESS BY OWNER
Section 22.01.Right of Entry ..................................      11
Section 22.02.Excavation ......................................      11
ARTICLE XXIII-TENANT'S PROPERTY
Section 23.01.Taxes on Leasehold ..............................      12
Section 23.02.Loss and Damage .................................      12
Section 23.03.Notice by Tenant ................................      12
ARTICLE XXIV-HOLDING OVER, SUCCESSORS
Section 24.01.Holding Over ....................................      12
Section 24.02.Successors ......................................      12
ARTICLE XXV-QUIET ENJOYMENT
Section 25.01.Owner's Covenant ................................      12
ARTICLE XXVI-ENVIRONMENTAL & COMPLIANCE
Section 26.01.Compliance ......................................      12
Section 26.02.Indemnification .................................      12
Section 26.03.Access ..........................................      13
Section 26.04.Law .............................................      13
Section 26.05.Remedies ........................................      13
Section 26.06.Radon Gas .......................................      13
ARTICLE XXVII-MISCELLANEOUS
Section 27.01.Waiver ..........................................      13
Section 27.02.Accord and Satisfaction .........................      14
Section 27.03.Entire Agreement ................................      14
Section 27.04.No Partnership ..................................      14
Section 27.05.Force Majeure ...................................      14
Section 27.06.Notices .........................................      14
Section 27.07.Captions and Section Numbers ....................      14
Section 27.08.Tenant Defined, Use of Pronoun ..................      14
Section 27.09.Broker's Commission .............................      14
Section 27.10.Partial Invalidity ..............................      14
Section 27.11.Recording .......................................      15
Section 27.12.Non Liability of Agent and Trustees..............      15
Section 27.13.Rider ...........................................      15
RULES AND REGULATIONS .........................................      16


                THIS INDENTURE OF LEASE, made on the ___ day of _______, 1999 by
                                                               TWELVE OAKS PLAZA

C/O STUART S. GOLDING COMPANY
27001 U.S. HIGHWAY 19 N., SUITE 2095
CLEARWATER, FL  33761

                                                      herein called "Owner," and

FAMILY STEAKHOUSE OF FLORIDA, INC. DBA RYANS FAMILY STEAKHOUSE

                                                         herein called "Tenant":






                                   WITNESSETH:

                                    ARTICLE I
                                 GRANT AND TERM



SECTION 1.01. LEASED PREMISES.
 In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of Tenant to be observed and performed, the Owner demises and leases to the Tenant, and Tenant rents from Owner, those certain premises, now or hereafter to be erected in the TWELVE OAKS PLAZA Shopping Center, (herein called the "Shopping Center") in the TAMPA (City) HILLSBOROUGH (County) FLORIDA (State), which premises consists of a store having approximate measurements of 86 feet in width and 142' 10" [feet] in depth and containing an area of approximately 12,283 square feet, herein called the "leased premises." The boundaries and location of the leased premises are outlined in red on the site plan of the Shopping Center, which is marked Exhibit "A" attached hereto and made a part hereof.


SECTION 1.02. USE OF ADDITIONAL AREAS.
 The use and occupation by the Tenant of the leased premises shall include the use in common with others entitled thereto of the common areas, employees' parking areas, service roads, loading facilities, sidewalks and customer car parking areas, shown and depicted on Exhibit "A," and other facilities as may be designated from time to time by the Owner, subject however to the terms and conditions of this agreement and to reasonable rules and regulations for the use thereof as prescribed from time to time by the Owner.


SECTION 1.03. COMMENCEMENT AND ENDING DATE OF TERM.
 The term of this lease and Tenant's obligation to pay rent hereunder shall commence upon: THE EARLIER OF OPENING OR 120 [90] DAYS AFTER LEASE EXECUTION * [POSSESSION] [(a) the date thirty (30) days after the day Owner, or Owner's supervising architect, notifies Tenant in writing that the leased premises are ready for occupancy; or (b) the date on which Tenant shall open the leased premises for business to the public, whichever of said dates shall first occur.] The term of this lease shall end on the last day of the TENTH (10TH) consecutive full lease year as said term "lease year" is hereinafter defined. *TENANT IS NOT REQUIRED TO PAY RENT, OR ITS SHARE OF COMMON AREA MAINTENANCE AND INSURANCE UNTIL TERM COMMENCES. TENANT IS REQUIRED TO PAY ITS SHARE OF REAL ESTATE TAXES FROM DATE OF LEASE EXECUTION. TENANT MAY CANCEL THIS LEASE IF BUILDING PERMIT NOT OBTAINED WITHIN 120 DAYS OF LEASE EXECUTION.


SECTION 1.04. LEASE YEAR DEFINED.
 The term "lease year" as used herein shall mean a period of twelve (12) consecutive full calendar months. The first lease year shall begin on the date of commencement of the term hereof if the date of commencement of the term hereof shall occur on the first day of a calendar month; if not, then the first lease year shall commence upon the first day of the calendar month next following the date of commencement of the term hereof. Each succeeding lease year shall commence upon the anniversary date of the first lease year.


SECTION 1.05. FAILURE OF TENANT TO OPEN.
 [ In the event that the Owner notifies the Tenant that the leased premises are ready for occupancy as herein defined and the Tenant fails to take possession and to open the leased premises for business fully fixtured, stocked and staffed within the time herein provided, then the Owner shall have in addition to any and all remedies herein provided the right at its option to collect not only the minimum rent herein provided, but additional rent at the rate of
 ................. ($.........) Dollars per day for each and every day that the
Tenant shall fail to commence to do business as herein provided; said additional rental shall be deemed to be in lieu of any percentage rent that might have been earned during such period of the Tenant's failure to open.]


SECTION 1.06. EXCUSE OF OWNER'S PERFORMANCE.
 Any thing in this agreement to the contrary notwithstanding, providing such cause is not due to the willful act or neglect of the Owner, the Owner shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this lease if same shall be due to any strike, lockout, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, service or financing, through Act of God or other cause beyond the control of the Owner.


SECTION 1.07. JOINT OPENING.
 [Tenant shall cooperate in an endeavor to effect a joint opening of the Shopping Center and accordingly if so requested by Owner in writing, will delay the opening of its store for a period not to exceed thirty (30) days from the date it otherwise would have opened its store for business; but if Tenant does so at the written request of the Owner then, notwithstanding any provision to the contrary herein contained, the term of this lease and Tenant's obligation to pay rent shall commence upon the date of said joint opening.]



1.

                                   ARTICLE II

                                      RENT



SECTION 2.01. MINIMUM RENT.

 Tenant agrees to pay to Owner at the office of Owner, or at such other place designated by Owner, without any prior demand therefor and without any deduction or set-off whatsoever, and as fixed minimum rent plus Florida State Sales Tax:
         (a) The sum of $7165.08 in advance upon the first day of each calendar month of (each lease year) (the first through the TENTH lease year inclusive);
         [(b) The sum of $........ in advance upon the first day of each calendar month of the ...... lease year through the ..... lease year inclusive; and
         (c) The sum of $........ in advance upon the first day of each calendar month of the ...... lease year through the ..... lease year inclusive. ] If the term shall commence upon a day other than the first day of a calendar month, then Tenant shall pay, upon the commencement date of the term, a pro-rata portion of the fixed monthly rent described in the foregoing clause (a) prorated on a per diem basis with respect to the fractional calendar month preceding the commencement of the first lease year hereof. NOTWITHSTANDING THE FOREGOING, TENANT SHALL PAY $5,665.08 AS THE FIRST MONTH'S RENT DUE HEREUNDER IN ORDER TO RECEIVE A CREDIT OF $1,500.00 FOR THE COST OF REVISION OF ITS BUILDING PLANS.



SECTION 2.02. PERCENTAGE RENT.
[ (a) In addition to the fixed minimum rent aforesaid, Tenant agrees to pay to Owner, in the manner and upon the conditions and at the times hereinafter set forth during each lease year, and as percentage rent hereunder, a sum equivalent to the amount, if any, by which ..*... per cent (....%) of the gross receipts, as hereinafter defined, exceeds the fixed minimum rent payable during a lease year. Said percentage rent shall be payable as hereinafter provided at the office of Owner or at such other place as Owner may designate without any prior demand therefor and, except as provided in clause (b) of this section, without any set-off or deduction whatsoever. *DURING YEARS 6 THROUGH 10 INCLUSIVE, TENANT SHALL PAY FIVE (5%) PERCENT OF ALL GROSS SALES IN EXCESS OF $2,500,000 ANNUALLY, TO A LIMIT OF $6,000.00 PAYABLE IN ANY ONE LEASE YEAR, SO THAT THE MAXIMUM THAT COULD BE PAID OVER THE 5 YEAR PERIOD IS $30,000.00.


 (b) Said percentage rent shall be paid quarter-annually. The first payment of percentage rent shall be paid on or before the fifteenth (15th) day after the last day of the first three (3) calendar months of the first lease year of the term hereof, and another payment of percentage rent shall be paid on or before the fifteenth (15th) day after the end of each successive 3-month-calendar-period thereafter. The amount of each payment of percentage rent shall be equal to the amount, if any, by which the percentage (described in the foregoing clause (a) of this section) of the gross receipts for the immediately preceding three (3) calendar months exceeds one fourth (1/4) of the fixed minimum rent for a lease year. If, at the end of any lease year, the total amount of rent paid by Tenant exceeds the total amount of fixed and percentage rent required to be paid by Tenant during such lease year, Tenant shall receive a credit equivalent to such excess which may be deducted by Tenant from the next payment of percentage rent due under the foregoing provisions HEREOF. GROSS SALES FOR YEARS 6 THROUGH 10 INCLUSIVE SHALL BE SUBMITTED TO LANDLORD IN WRITING WITHIN 30 DAYS AFTER EACH LEASE YEAR AND PAYMENT, IF DUE, SHALL FOLLOW WITHIN 30 DAYS THEREAFTER.


 (c) For the purpose of computing the percentage rent payable hereunder with respect to the first lease year of the term hereof, the gross receipts received during the first fractional calendar month, if any, of the term hereof shall be added to the gross receipts for the first 3-month period of the first lease year of the term hereof.]



SECTION 2.03. GROSS RECEIPTS DEFINED. APPLIES ONLY DURING YEARS 5 THROUGH INCLUSIVE.
 The term "gross receipts" as used herein is hereby defined to mean receipts from gross sales of Tenant and of all licensees, [concessionaires] and tenants of Tenant, from all business conducted upon or from the leased premises by Tenant and all others, and whether such sales be evidenced by check, credit, charge account, exchange or otherwise, and shall include, but not be limited to, the amounts received from the sale of goods, wares and merchandise and for services performed on or at the leased premises, together with the amount of all orders taken or received at the leased premises, whether such orders be filled from the leased premises or elsewhere, [and whether such sales be made by means of merchandise or other vending devices in the leased premises]. If any one or more departments or other divisions of Tenant's business shall be sublet by Tenant or conducted by any person, firm or corporation other than Tenant, then there shall be included in gross receipts for the purpose of fixing the percentage rent payable hereunder all the gross sales of such departments or division, whether such sales be made at the leased premises or elsewhere, in the same manner and with the same effect as if the business or sales of such departments and divisions of Tenant's business had been conducted by Tenant itself. Gross sales shall not include sales of merchandise for which cash has been refunded, or allowances made on merchandise claimed to be defective or unsatisfactory, provided they shall have been included in gross sales; and there shall be deducted from gross sales the sales price of merchandise returned by customers for exchange, provided that the sales price of merchandise delivered to the customer in exchange shall be included in gross sales. Gross receipts shall not include the amount of any sales, use or gross receipts tax imposed by any federal, state, municipal or governmental authority directly on sales and collected from customers, provided that the amount thereof is added to the selling price or absorbed therein, and paid by the Tenant to such governmental authority. No franchise or capital stock tax and no income or similar tax based upon income or profits as such shall be deducted from gross receipts in any event whatever. Each charge or sale upon installment or credit shall be treated as a sale for the full price in the month during which such charge or sale shall be made, irrespective of the time when Tenant shall receive payment (whether full or partial) therefor. IN ORDER TO VERIFY GROSS RECEIPTS TENANT SHALL ON A MONTHLY BASIS, NO LATER THAN THE 20TH OF THE MONTH, SUBMIT TO THE LANDLORD A COPY OF THEIR PREVIOUS MONTH'S FLORIDA SALES TAX REPORT (FORM DR-15).


SECTION 2.04. TAXES.
 Tenant's proportionate share, determined and payable as hereinafter provided, of the taxes, public charges and assessments (and all costs and fees incurred by Landlord in contesting the same and/or negotiating with the public authorities as to the same) assessed or imposed upon the land, buildings and (other than income taxes) rents of that portion of the Shopping Center upon which Landlord is from time to time obligated to pay the taxes. Said taxes, public charges and assessments which (without limiting the aforegoing) shall be held to include all school and sewer taxes or charges and said costs and fees or assessments (including without limitation all impact fees incurred, any storm water drainage fees and any Florida State Sales Tax thereon) are hereinafter collectively called "taxes". Tenant's proportionate share of said taxes shall be calculated on the percentage that the total square footage of floor area in the premises bears to the total square footage of rentable floor areas in that portion of the Shopping Center upon which Landlord is obligated to pay the taxes, determined as of the date the tax bill is issued. Should the taxing authorities include in taxes machinery, equipment, inventory or other personal property or assets of Tenant, then Tenant shall pay the entire taxes for such items. Until adjusted by notice in writing Tenant agrees to pay Landlord $1,000.00 on the first day of each calendar month as its estimated payment for taxes. If when Landlord shall make a payment on account of taxes, the unapplied payments from Tenant under this subparagraph in Landlord's possession do not amount to the sum then due from Tenant on account of taxes, Tenant shall pay said deficit to Landlord promptly upon being notified of the amount thereof. At the end of each lease year there shall be an adjustment between Landlord and



2.

Tenant as to the payments paid by Tenant under this subparagraph and the sums due from it thereunder, and the surplus or deficit (as the case may be) as of that date credited to or collected from Tenant. FOR PURPOSES OF THIS ADJUSTMENT, THE MAXIMIM DISCOUNT AVAILABLE SHALL BE USED. Taxes due for any lease year shall be deemed to be taxes for the lease year in which the taxes become due. The deficit herein provided to be paid by Tenant shall be paid by it to Landlord within thirty (30) days after request therefor by Landlord. A photostatic copy of the tax bill shall be conclusive evidence of the amount of taxes due. Tenant's proportionate share of the taxes will be prorated according to the length of time the lease is in effect for the year in which the lease commences and the year in which it terminates. MONTHLY PAYMENTS TO BE ADJUSTED ANNUALLY, BASED ON PREVIOUS YEARS ACTUAL. TENANT'S PROPORTIONATE SHARE SHALL BE A FACTOR OF 10.25%, SUBJECT TO ADJUSTMENT WHEN REQUIRED, HOWEVER, TENANT'S SHARE SHALL NOT EXCEED 10.25%.

SECTION 2.05. ADDITIONAL RENT.
 The Tenant shall pay as additional rent any money required to be paid pursuant to Sections 2.04, 10.01, 12.01, 12.02, 13.02, 13.04, 13.05 and 14.01, and all
other sums of money or charges required to be paid by Tenant under this lease, whether or not the same be designated "additional rent." If such amounts or charges are not paid at the time provided in this lease, they shall nevertheless, if not paid when due, be collectible as additional rent with the next installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of the Owner.


SECTION 2.06. PAST DUE RENT AND ADDITIONAL RENT.
 If Tenant shall fail to pay, [when the same is due and payable,] WITHIN 10 [5] DAYS OF THE FIRST DAY OF THE CALENDAR MONTH, any rent or any additional rent, or amounts or charges of the character described in Section 2.05 hereof, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the rate of FIFTEEN PERCENT (15%) per annum.


                                   ARTICLE III

                          RECORDS AND BOOKS OF ACCOUNT


SECTION 3.01. TENANT'S RECORDS. [APPLIES DURING YEARS 6 THROUGH 10 INCLUSIVE] APPLIES DURING YEARS 5 THROUGH 10 ONLY
 For the purpose of ascertaining the amount payable as rent, Tenant agrees to prepare and keep [on the leased premises] for a period of not less than two (2) years following the end of each lease year adequate records which shall [show inventories and receipts of merchandise at the leased premises, and daily receipts] from all sales [and other transactions] on or from the leased premises by Tenant [and any other persons conducting any business upon or from said premises]. Tenant shall record at the time of sale, in the presence of the customer, all receipts from sales or other transactions whether for cash or credit in a cash register or in cash registers having a cumulative total [which shall be sealed in a manner approved by Owner, and having such other features as shall be approved by Owner.] Tenant further agrees to keep [on the leased premises] for at least two (2) years following the end of each lease year the gross income, sales and occupation tax returns with respect to said lease [years and all pertinent original sales records. [Pertinent original sales records shall include: (a) cash register tapes, including tapes from temporary registers; (b) serially numbered sales slips; (c) the originals of all mail orders at and to the leased premises; (d) the original records of all telephone orders at and to the leased premises; (e) settlement report sheets of transactions with sub-tenants, concessionaires and licensees; (f) the original records showing that merchandise returned by customers was purchased at the leased premises by such customers; (g) memorandum receipts or other records of merchandise taken out on approval; (h) such other sales records, if any, which would normally be examined by an independent accountant pursuant to accepted auditing standards in performing an audit of Tenant's sales; and (i) the records specified in (a) to (h) above of sub-tenants, assignees, concessionaires, or licensees]. Owner and Owner's authorized representative shall have the right to examine Tenant records aforesaid during regular business hours[.]


SECTION 3.02. REPORTS BY TENANT. [APPLIES DURING YEARS 6 THROUGH 10 INCLUSIVE] APPLIES ONLY DURING YEARS 5 THROUGH 10.
 Tenant shall submit to Owner on or before the 15th day following each three (3) month period during the term hereof (including the 15th day of the month following the end of the term) at the place then fixed for the payment of rent, [together with the remittance of quarterly percentage rent,] a written statement signed by Tenant, and certified by it to be true and correct showing in reasonably accurate detail, the amount of gross receipts for each month during the preceding three months and fractional month, if any, prior to the commencement of the first lease year. Tenant shall submit to the Owner on or before the 60th day following the end of each lease year at the place then fixed for the payment of rent a written statement signed by Tenant, and certified to be true and correct showing in reasonably accurate detail satisfactory in scope to Owner the amount of gross receipts during the preceding lease year, [and duly certified by independent certified public accountants of recognized standing, which certification shall be one which is satisfactory to Owner in scope and substance. ]The statements referred to herein shall be in such form and style and contain such details and breakdown as the Owner may reasonably determine.


                                   ARTICLE IV
                                      AUDIT


SECTION 4.01. RIGHT TO EXAMINE BOOKS. [APPLIES DURING YEARS 6 THROUGH 10 INCLUSIVE] APPLIES ONLY DURING YEARS 5 THROUGH 10.
 The acceptance by the Owner [of payments of percentage rent] shall be without prejudice to the Owner's right to an examination of the Tenant's Books and records of its gross receipts [and inventories of merchandise] at the leased premises in order to verify the amount of annual gross receipts received by the Tenant in and from the leased premises.


SECTION 4.02. AUDIT. [APPLIES DURING YEARS 6 THROUGH 10 INCLUSIVE] APPLIES ONLY DURING YEARS 5 THROUGH 10.
 At its option, Owner may cause, at any reasonable time upon forty-eight (48) hours prior written notice to Tenant, a complete audit to be made of Tenant's entire business affairs and records relating to the leased premises for the period covered by any statement issued by the Tenant as above set forth. If such audit shall disclose a liability for rent to the extent of five (5%) percent or more in excess of the rentals theretofore computed and paid by Tenant for such period, Tenant shall promptly pay to Owner the cost of said audit in addition to the deficiency, which deficiency shall be payable in any event, and, in addition, Owner, at Owner's option, may terminate this lease upon five (5) days notice to Tenant of Owner's election so to do. Any information obtained by the owner as a result of such audit shall be held in strict confidence by Owner.



3.

                                    ARTICLE V

               CONSTRUCTION, ALTERATION, RELOCATION AND FINANCING
                      OF IMPROVEMENTS AND ADDITIONS THERETO


SECTION 5.01. [OWNER'S]  TENANTS OBLIGATION.
 [Owner] TENANT shall at its cost and expense construct the leased premises for Tenant's use and occupancy in accordance with plans and specifications prepared by [owner] TENANT or [owner's] TENANT'S architect, incorporating in such construction all items of work described in Exhibit "B" attached hereto and made a part hereof. [Any work in addition to any of the items specifically enumerated in said Exhibit "B" shall be performed by the Tenant at its own cost and expense. Any equipment or work other than those items specifically enumerated in said Exhibit "B" which the Owner installs or constructs in the leased premises on the Tenant's behalf shall be paid for by the Tenant within fifteen days after receipt of a bill therefor at cost, plus twenty (20%) percent for overhead and supervision.] CONTRACT TO BE ENTERED INTO SHALL REQUIRE A PAYMENT AND PERFORMANCE BOND. ALL PERMITS, IMPACT FEES AND SUCH OTHER CHARGES ARE TO BE PAID BY TENANT. TENANT SHALL NOT PERMIT ANY CONSTRUCTION LIEN TO BE FILED AGAINST THE LEASED PREMISES AS A RESULT OF LABOR, MATERIALS OR SERVICES PERFORMED UPON OR SUPPLIED TO THE LEASED PREMISES BY OR AT THE REQUEST OF TENANT, AND, IN THE EVENT ANY SUCH CONSTRUCTION LIEN IS FILED AGAINST THE LEASED PREMISES, TENANT SHALL WITHIN THIRTY (30) DAYS FOLLOWING NOTICE THEREOF CAUSE THE LIEN TO BE TRANSFERRED TO BOND [US] AS PROVIDED BY STATUTE.

SECTION 5.02. PARKING FACILITIES.
 The Owner shall construct upon the Shopping Center site at its own cost access roads, footways and parking lots or facilities as shown on Exhibit "A".

SECTION 5.03. CHANGES AND ADDITIONS TO BUILDINGS.
 Owner hereby reserves the right at any time to make alterations or additions to and to build additional stories on the building in which the premises are contained and to build adjoining the same. Owner also reserves the right to construct other buildings or improvements in the Shopping Center from time to time and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjoining same and to construct double-deck or elevated parking facilities.

SECTION 5.04. FINANCING.
[ The Owner shall not be obligated to proceed with the construction of the leased premises unless and until financing acceptable to Owner is obtained. Should such financing not be obtainable within six (6) months after completion of final plans and specifications, Owner may so notify Tenant in writing, and this lease shall thereupon cease and terminate and each of the parties hereto shall be released and discharged from any and all liability and responsibility hereunder. If Owner can obtain financing only upon the basis of modifications of the terms and provisions of this lease, the Owner shall have the right to cancel this lease, if the Tenant refuses to approve in writing any such modification within thirty days after Owner's request therefor, which request may not be made after delivery of possession. If such right to cancel is exercised, this lease shall thereafter be null and void, any money or security deposited hereunder shall be returned to Tenant, and neither party shall have any liability to the other by reason of such cancellation.]

SECTION 5.05. RIGHT TO RELOCATE.
 [The purpose of the site plan attached hereto as Exhibit "A" is to show the approximate location of the leased premises. Owner reserves the right at any time to relocate the various buildings, automobile parking areas, and other common areas shown on said site plan.]


                                   ARTICLE VI
                          CONDUCT OF BUSINESS BY TENANT

SECTION 6.01. USE OF PREMISES.
 Tenant shall use the leased premises solely for the purpose of conducting the business of: A RESTAURANT

[Tenant shall occupy the leased premises within thirty (30) days after the date of the notice provided for in Section 1.03 hereof, and shall conduct continuously in the leased premises the business above stated.] Tenant will not use or permit, or suffer the use of the leased premises for any other business or purpose. Tenant shall not conduct catalogue sales in or from the leased premises except of merchandise which Tenant is permitted to sell "over the counter" in or at the leased premises pursuant to the provisions of this Section
6.01. DURING THE TERM OF THIS LEASE AND ANY RENEWAL THEREOF, PROVIDING TENANT IS NOT IN DEFAULT, TENANT SHALL HAVE THE EXCLUSIVE RIGHT TO OPERATE IN THE SHOPPING CENTER A FOOD SERVICE BUSINESS OFFERING FOOD FOR ON PREMISES CONSUMPTION ("FOOD SERVICE BUSINESS"); PROVIDED, HOWEVER , LANDLORD MAY ALLOW ONE OR MORE OTHER FOOD SERVICE BUSINESSES TO OPERATE WITHIN THE SHOPPING CENTER, SO LONG AS NO ONE FOOD SERVICE BUSINESS OCCUPIES SPACE LARGER THAN 3,000 SQUARE FEET.

SECTION 6.02. OPERATION OF BUSINESS.
 Tenant shall operate all of leased premises during the entire term of this lease with due diligence and efficiency so as to produce all of the gross sales which may be produced by such manner of operation, unless prevented from doing so by causes beyond Tenant's control. Subject to inability by reason of strikes or labor disputes, Tenant shall carry at all times in said premises a stock of merchandise of such size, character and quality as shall be reasonably designed to produce the maximum return to Owner and Tenant. Tenant shall conduct its business in the leased premises during the regular customary days and hours for such type of business in the City or trade area in which the Shopping Center is located. [, and will keep the leased premises open for business during the same days, nights and hours as ....... store located in the Shopping Center, or during the days, nights and hours agreed upon by a majority of the members of the Merchants Association provided for in Section 18.03 hereof. Tenant shall install and maintain at all times displays of merchandise in the display windows (if any) of the leased premises.] Tenant shall keep the display windows and signs, if any, in the leased premises well lighted during the hours from sundown to 11:00 o'clock P.M., unless prevented by causes beyond the control of Tenant.

SECTION 6.03. COMPETITION.
 During the term of this lease Tenant shall not directly or indirectly engage in any similar or competing business within a radius of three miles from the outside boundary of the Shopping Center. Tenant shall not perform any acts or carry on any practices which may injure the building or be a nuisance or menace to other tenants in the Shopping Center.

SECTION 6.04. STORAGE, OFFICE SPACE.
 Tenant shall warehouse, store and/or stock in the leased premises only such goods, wares and merchandise as Tenant intends to offer for sale at retail at, in, from or upon the leased premises. This shall not preclude occasional emergency transfers of merchandise to the other stores of Tenant, if any, not located in the Shopping Center. Tenant shall use for office, clerical or other nonselling purposes only such space in the leased premises as is from time to time reasonably required for Tenant's business in the leased premises. No auction, fire or bankruptcy sales may be conducted in the leased premises without the previous written consent of Owner.



4.

                                   ARTICLE VII

                            OPERATION OF CONCESSIONS



SECTION 7.01. CONSENT OF OWNER.
 Tenant shall not permit any business to be operated in or from the leased premises by any concessionaire or licensee without the prior written consent of Owner, EXCEPT TENANT MAY OPERATE UP TO TWO (2) "SKILL CRANE" VENDING MACHINES.


                                  ARTICLE VIII

                                SECURITY DEPOSIT


SECTION 8.01. AMOUNT OF DEPOSIT.
 Tenant, contemporaneously with execution of this lease, has deposited with Owner the sum of EIGHT THOUSAND Dollars ($8,000.00), receipt of which is hereby acknowledged by Owner. Said deposit shall be held by Owner, without liability for interest, as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this lease by said Tenant to be kept and performed during the term hereof. If at any time during the term of this lease any of the rent herein reserved shall be overdue and unpaid, or any other sum payable by Tenant to Owner hereunder shall be overdue and unpaid then Owner may, at the option of Owner (but Owner shall not be required to), appropriate and apply any portion of said deposit to the payment of such overdue rent or other sum.


SECTION 8.02. USE AND RETURN OF DEPOSIT.
 In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this lease to be kept and performed by Tenant, then the Owner at its option may appropriate and apply said entire deposit, or so much thereof as may be necessary, to compensate the Owner for loss or damage sustained or suffered by Owner due to such breach on the part of Tenant. Should the entire deposit, or any portion thereof, be appropriated and applied by Owner for the payment of overdue rent or other sums due and payable to Owner by Tenant hereunder, then Tenant shall, upon the written demand of Owner, forthwith remit a sufficient amount in cash to restore said security in the original sum deposited, and Tenant's failure to do so within five (5) days after receipt of such demand shall constitute a breach of this lease. Should Tenant comply with all of said terms, covenants and conditions and promptly pay all of the rental herein provided for as it falls due, and all other sums payable by Tenant to Owner hereunder, the said deposit shall be returned in full to Tenant at the end of the term of this lease, or upon the earlier termination of this lease.

SECTION 8.03. TRANSFER OF DEPOSIT.
 Owner may deliver the funds deposited hereunder by Tenant to the purchaser of Owner's interest in the leased premises, in the event that such interest be sold, and thereupon Owner shall be discharged from any further liability with respect to such deposit.


                                   ARTICLE IX

                   PARKING AND COMMON USE AREAS AND FACILITIES


SECTION 9.01. CONTROL OF COMMON AREAS BY OWNER.
 All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Owner in or near the Shopping Center, including employee parking areas, the truck way or ways, loading docks, package pick-up stations, pedestrian sidewalks and ramps, landscaped areas, exterior stairways, first-aid stations, comfort stations and other areas and improvements provided by Owner for the general use, in common, of tenants, their officers, agents, employees and customers, shall at all times be subject to the exclusive control and management of Owner, and Owner shall have the right from time to time to establish, modify and enforce rules and regulations with respect to all facilities and areas mentioned in this Article. Owner shall have the right to construct, maintain or operate lighting facilities on all said areas and improvements; to police the same; from time to time to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by tenants, their officers, agents and employees to employee parking areas; SO LONG AS SUCH CHANGES DO NOT REDUCE PARKING SPACES CURRENTLY AVAILABLE TO TENANTS CUSTOMERS OR OTHERWISE ADVERSELY EFFECT TENANTS BUSINESS, [to enforce parking charges (by operation of meters or otherwise), with appropriate provisions for free parking ticket validating by Tenants]; to close all or any portion of said areas or facilities to such extent as may, in the opinion of Owner's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; [to close temporarily all or any of the parking areas or facilities;] to discourage non-customer parking; and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgement, the Owner shall determine to be advisable with a view to the improvement of the convenience and use thereof by Tenants, their officers, agents, employees and customers. Owner will operate and maintain the common facilities referred to above in such manner as Owner, in its sole discretion, shall determine from time to time. Without limiting the scope of such discretion, Owner shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the common areas and facilities. TENANT SHALL AT ALL TIMES HAVE ACCESS TO AT LEAST 165 PARKING SPACES, ON A NON EXCLUSIVE BASIS, FOR ITS CUSTOMERS, NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT. PRIOR TO TENANT OPENING FOR BUSINESS, OWNER SHALL RESTRIPE THE PARKING AREA IN ACCORDANCE WITH THE SITE PLAN ATTACHED HERETO AND IDENTIFIED AS EXHIBIT "A".

SECTION 9.02. LICENSE.
 All common areas and facilities not within the leased premises, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if the amount of such areas be diminished, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, not shall such diminution of such areas be deemed constructive or actual eviction.



5.

                                    ARTICLE X

                       COST OF MAINTENANCE OF COMMON AREAS


SECTION 10.01. TENANT TO BEAR PRO RATA SHARE OF EXPENSES.
 (a) In each lease year, Tenant will pay to Owner, in addition to the rentals specified in Article II hereof, as further additional rent, subject to the limitation hereinafter set forth, a proportion of the Shopping Center's operating cost, hereinafter defined, based upon a ratio of the square feet of the leased premises to the total square feet of all the building space leased in the Shopping Center. TENANT'S SHARE SHALL NOT EXCEED 10.25%
 (b) For the purpose of this Section 10.01 the "Shopping Center's operating cost" means the total REASONABLE cost and expense incurred in operating and maintaining the common facilities, hereinafter defined, actually used or available for use by Tenant and the employees, agents, servants, customers and other invitees of Tenant, excluding only items of expense commonly known and designated as carrying charges, but specifically including, without limitation, gardening and landscaping, [the cost of public liability and property damage insurance, real estate taxes and assessments,] repairs, line painting, lighting MAINTENANCE, sanitary control, removal of snow, trash, rubbish, garbage and other refuse, depreciation on machinery and equipment used in such maintenance, the cost of personnel to implement such services, to direct parking, and to police the common facilities and 15% of all the foregoing costs[ (excluding real estate taxes and assessments)] to cover the Owner's administrative and overhead costs. "Common facilities" means all areas, space, equipment and special services provided by Owner for the common or joint use and benefit of the occupants of the Shopping Center, their employees, agents, servants, customers and other invitees, including without limitation parking areas, access roads, driveways, retaining walls, landscaping areas, truck serviceways or tunnels, loading docks, pedestrian malls, courts, stairs, ramps and sidewalks, comfort and first aid stations, washrooms and parcel pick-up stations.
 [(c) The additional rent provided to be paid in this Section 10.01 shall be computed on the basis of periods of three (3) consecutive calendar months, commencing and ending on such dates as may be designated by Owner, and shall be paid by Tenant promptly upon receipt of quarterly bills thereof from Owner without any deduction or set-off whatever.]
 (d) Changes in any particular floor area occurring during any quarterly period shall be effective on the first day of the next succeeding quarterly period, and the amount of any floor area in effect for the whole of any quarterly period shall be the average of the total amounts in effect on the first day of each calendar month in such quarterly period.
 (e) TENANT TO PAY $670.00 PER MONTH, PLUS FLORIDA STATE SALES TAX, TOWARDS ITS PRO RATA SHARE OF COMMON AREA MAINTENANCE, TO BE ADJUSTED ANNUALLY; ALSO MONTHLY PAYMENTS TO BE ADJUSTED ANNUALLY, BASED ON PREVIOUS YEARS ACTUAL. INCREASE FOR COMMON AREA MAINTENANCE SHALL NOT EXCEED 5% PER YEAR, EXCLUDING UTILITIES, AFTER RECONCILIATION, DURING THE 1ST 5 YEARS ONLY. OWNER SHALL PROVIDE TENANT DETAILED DOCUMENTATION OF ACTUAL COMMON AREA MAINTENANCE CHARGES AT THE TIME OF ANNUAL RECONCILIATION, AND ALLOW TENANT TO AUDIT SUCH DOCUMENTATION UPON REASONABLE NOTICE.


                                   ARTICLE XI

                 SIGNS, AWNINGS, CANOPIES, FIXTURES, ALTERATIONS


SECTION 11.01. INSTALLATION BY TENANT.
 All fixtures installed by Tenant shall be new or completely reconditioned. Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any trade fixture, exterior signs, floor covering, interior or exterior lighting, plumbing fixtures, shades or awnings or make any changes to the store front without first obtaining Owner's written approval and consent. Tenant shall present to the Owner plans and specifications for such work at the time approval is sought. TENANT TO INSTALL AN INDIVIDUAL ILLUMINATED LETTER SIGN ON FASCIA IMMEDIATELY ABOVE STORE FRONT. TENANT TO SUBMIT DRAWINGS OF SAID SIGN TO LANDLORD FOR APPROVAL PRIOR TO INSTALLATION. PYLON SIGN PER EXHIBIT "C" ["A"] ATTACHED. TENANT HAS THE RIGHT TO PLACE A DIRECTIONAL SIGN AT THE HANLEY ROAD ENTRANCE, PROVIDING LANDLORD'S PRIOR WRITTEN APPROVAL IS OBTAINED, AND APPROPRIATE PERMITS AND APPROVALS ARE OBTAINED FROM APPLICABLE GOVERNMENTAL AGENCIES.


SECTION 11.02. REMOVAL AND RESTORATION BY TENANT.
 All alterations, decorations, additions and improvements made by the Tenant, or made by the Owner on the Tenant's behalf by agreement under this lease, shall remain the property of the Tenant for the term of the lease, or any extension or renewal thereof. Such alterations, decorations, additions and improvements shall not be removed from the premises prior to the end of the term hereof without prior consent in writing from the Owner. [Upon expiration of this lease, or any renewal term thereof, the Tenant shall remove all such alterations, decorations, additions and improvements and restore the leased premises as provided in
Section 12.03 hereof.] If the Tenant fails to remove such alterations, decorations, additions and improvements and restore the leased premises, then upon the expiration of this lease, or any renewal thereof, and upon Tenant's removal from the premises, all such alterations, decorations, additions and improvements shall become the property of the Owner.


SECTION 11.03. TENANT SHALL DISCHARGE ALL LIENS.
 Tenant shall promptly pay all contractors and materialmen, so as to minimize the possibility of a lien attaching to the leased premises, and should any such lien be made or filed, Tenant shall bond against or discharge the same within ten (10) days after written request by Owner.


SECTION 11.04. SIGNS, AWNINGS AND CANOPIES.
 Tenant will not place or suffer to be placed or maintained on any exterior door, wall or window of the leased premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the leased premises without first obtaining Owner's written approval and consent. Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved in good condition and repair at all times.


                                   ARTICLE XII

                         MAINTENANCE OF LEASED PREMISES


SECTION 12.01. MAINTENANCE BY TENANT.
 Tenant shall at all times keep the leased premises (including maintenance of exterior entrances, such as glass and show window mouldings) and all partitions, doors, fixtures, equipment and appurtenances thereof (including lighting, heating and plumbing fixtures, escalators, elevators, and any air conditioning system) in good order, condition and repair (including reasonably periodic painting as determined by Owner), damage by unavoidable casualty excepted, except for structural portions AND THE ROOF of the premises, which shall be maintained by Owner, but if Owner is required to make repairs to structural portions by reason of Tenant's negligent acts or omission to act, Owner may add the cost of such repairs to the rent which shall thereafter become due.



6.

SECTION 12.02. MAINTENANCE BY OWNER.
 If Tenant refuses or neglects to repair property as required hereunder and to the reasonable satisfaction of Owner as soon as reasonably possible after demand, Owner may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay Owner's costs for making such repairs plus twenty percent for overhead, upon presentation of bill therefor, as additional rent.


SECTION 12.03. SURRENDER OF PREMISES.
 At the expiration of the tenancy hereby created, Tenant shall surrender the leased premises in the same condition as the leased premises were in upon delivery of possession thereto under this lease, reasonable wear and tear excepted, and damage by unavoidable casualty excepted, and shall surrender all keys for the leased premises to Owner at the place then fixed for the payment of rent and shall inform Owner of all combinations on locks, safes and vaults, if any, in the leased premises. Tenant shall remove all its trade fixtures, [and any alterations or improvements as provided in Section 11.02 hereof, surrendering the premises as aforesaid] and shall repair any damage to the leased premises caused thereby. Tenant's obligation to observe or perform the covenant shall survive the expiration or other termination of the term of this lease.


SECTION 12.04. RULES AND REGULATIONS.
 The rules and regulation appended to this lease are hereby made a part of this lease, and Tenant agrees to comply with and observe the same. Tenant's failure to keep and observe said rules and regulations shall constitute a breach of the terms of this lease in the manner as if the same were contained herein as covenants. Owner reserves the right from time to time to amend or supplement said rules and regulations and to adopt and promulgate additional rules and regulations applicable to leased premises and the Shopping Center. Notice of such additional rules and regulations and amendments and supplements, if any, shall be given to Tenant, and Tenant agrees thereupon to comply with and observe all such rules and regulations, and amendments thereto and supplements thereof, provided the same shall apply uniformly to all tenants of the Shopping Center.


                                  ARTICLE XIII

                             INSURANCE AND INDEMNITY


SECTION 13.01. LIABILITY INSURANCE.
 Tenant shall, during the entire term hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to the leased premises, and the business operated by Tenant and any subtenants of Tenant in the leased premises in which the limits of public liability shall not be less than $200,000 per person and $500,000 per accident and in which the property damage liability shall be not less than $50,000. The policy shall name Owner, any person, firms or corporations designated by Owner, and Tenant as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Owner ten days prior written notice. The insurance shall be in an insurance company approved by Owner and a copy of the policy or a certificate of insurance shall be delivered to Owner. TENANT TO PAY $250.00 PER MONTH PLUS FLORIDA STATE SALES TAX TOWARDS ITS PRO RATA SHARE OF INSURANCE.



SECTION 13.02. INCREASE IN FIRE INSURANCE PREMIUM.
 [Tenant agrees that it will not keep, use, sell or offer for sale in or upon the leased premises any article which may be prohibited by the standard form of fire insurance policy. Tenant agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the term of this lease on the amount of such insurance which may be carried by Owner on said premises or the building of which they are a part, resulting from the type of merchandise sold by Tenant in the leased premises, whether or not Owner has consented to the same. In determining whether increased premiums are the result of Tenant's use of the leased premises, a schedule, issued by the organization making the insurance rate on the leased premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the leased premises.
 In the event Tenant's occupancy causes any increase of premium for the fire, boiler and/or casualty rates on the leased premises or any part thereof above the rate for the least hazardous type of occupancy legally permitted in the leased premises, the Tenant shall pay the additional premium on the fire, boiler and/or causality insurance policies by reason thereof. The Tenant also shall pay in such event, any additional premium on the rent insurance policy that may be carried by the Owner for its protection against rent loss through fire. Bills for such additional premiums shall be rendered by Owner to Tenant at such time as Owner may elect, and shall be due from, and payable by Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as additional rent.]


SECTION 13.03. INDEMNIFICATION OF OWNER/TENANT.
 Tenant will indemnify Owner and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the leased premises, or the occupancy or use by Tenant of the leased premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, lessees or concessionaires. In case Owner shall, without fault on its part, be made a party to any litigations commenced by or against Tenant, then Tenant shall protect and hold Owner harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Owner in connection with such litigation. Tenant shall also pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by Owner in enforcing the covenants and agreements in this lease. THIS INDEMNIFICATION SHALL BE RECIPROCAL BETWEEN OWNER AND TENANT.


SECTION 13.04. PLATE GLASS.
 Tenant shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the leased premises. Tenant will insure, and keep insured, at Tenant's expense, all plate and other glass in the leased premises for and in the name of Owner.


SECTION 13.05. BOILER INSURANCE.
 The Tenant is required to obtain boiler broad form insurance, if any is applicable, in the amount of $50,000 in the name of the Tenant. The policy shall name Owner and Tenant as insured. A copy of the policy or a certificate of insurance shall be delivered to Owner.



7.

                                   ARTICLE XIV
                                    UTILITIES


SECTION 14.01. UTILITY CHARGES.
 Tenant shall be solely responsible for and promptly pay all charges for heat, water, gas, electricity or any other utility used or consumed in the leased premises. Should Owner elect to supply the water, gas, heat, electricity or any other utility used or consumed in the leased premises, Tenant agrees to purchase and pay for the same as additional rent at the applicable rates filed by the Owner with the proper regulatory authority. In no event shall Owner be liable for an interruption or failure in the supply of any such utilities to the leased premises, UNLESS CAUSED BY OWNER'S WILLFUL ACT OR GROSS NEGLIGENCIES.


                                   ARTICLE XV
                   OFFSET STATEMENT, ATTORNMENT SUBORDINATION


SECTION 15.01. OFFSET STATEMENT.
 Within ten days after request therefor by Owner, or in the event that upon any sale, assignment or hypothecation of the leased premises and/or the land thereunder by Owner an offset statement shall be required from Tenant; Tenant agrees to deliver in recordable form a certificate to any proposed mortgagee or purchaser, or to Owner, certifying (if such be the case) that this lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Tenant.


SECTION 15.02. ATTORNMENT.
 Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the Owner covering the leased premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Owner under this lease.


SECTION 15.03. SUBORDINATION.
 Upon request of the Owner, Tenant will subordinate its rights hereunder to the lien of any mortgage or mortgages, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the land and/or buildings of which the leased premises are a part or against any buildings hereafter placed upon the land of which the leased premises are a part, and to all advances made or hereafter to be made upon the security thereof.


SECTION 15.04. ATTORNEY-IN-FACT.
[ The tenant, upon request of any party in interest, shall execute promptly such instruments or certificates to carry out the intent of Sections 15.02 and 15.03 above as shall be requested by the Owner. The Tenant hereby irrevocably appoints the Owner as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of the Tenant any such instruments or certificates. If fifteen (15) days after the date of a written request by Owner to execute such instruments, the Tenant shall not have executed the same, the Owner may, at its option, cancel this lease without incurring any liability on account thereof, and the term hereby granted is expressly limited accordingly.]


                                   ARTICLE XVI
                            ASSIGNMENT AND SUBLETTING


SECTION 16.01. CONSENT REQUIRED.
 Tenant will not assign this lease in whole or in part, nor sublet all or any part of the leased premises, without the prior written consent of Owner in each instance. The consent by Owner to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. If this lease be assigned, or if the leased premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Notwithstanding any assignment or sublease, Tenant shall remain fully liable on this lease and shall not be released from performing any of the terms, covenants and conditions of this lease.


SECTION 16.02. CORPORATE OWNERSHIP.
 If at any time during the term of this lease any part or all of the corporate shares of Tenant shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition so as to result in a change in the present effective voting control of Tenant by the person or persons owning a majority of said corporate shares on the date of this lease, Tenant shall promptly notify Owner in writing of such change. [and Owner may terminate this lease at any time after such change in control by giving Tenant ninety (90) days' prior written notice of such termination.]


SECTION 16.03
 Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be obligated to entertain or consider any request by Tenant to consent to any proposed assignment of this Lease or sublet of all or any part of the Demised Premises unless each request by Tenant is accompanied by a nonrefundable fee payable to Landlord in the amount of TWO HUNDRED FIFTY Dollars ($250.00) to cover Landlord's administrative, legal, and other costs and expenses incurred in processing each of Tenant's requests. Neither Tenant's payment nor Landlord's acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant's request.


                                  ARTICLE XVII
                         WASTE, GOVERNMENTAL REGULATIONS


SECTION 17.01. WASTE OR NUISANCE.
 Tenant shall not commit or suffer to be committed any waste upon the leased premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the leased premises may be located, or in the Shopping Center, or which may disturb the quiet enjoyment of any person within five hundred feet of the boundaries of the Shopping Center.



8.

SECTION 17.02. GOVERNMENTAL REGULATIONS.
 Tenant shall, at Tenant's sole cost and expense, comply with all of the requirements of all county, municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to the said premises, and shall faithfully observe in the use of the premises all municipal and county ordinances and state and federal statutes now in force or which may hereafter be in force. NOTWITHSTANDING THE FOREGOING, TENANT SHALL ONLY BE OBLIGATED TO MAKE ALTERATIONS OR IMPROVEMENTS WITHIN THE DEMISED PREMISES IF REQUIRED BY SUCH AUTHORITIES.


                                  ARTICLE XVIII

                       ADVERTISING, MERCHANTS ASSOCIATION


SECTION 18.01. CHANGE OF NAME.
 Tenant agrees not to change the advertised name of the business operated in the leased premises without the written permission of Owner.


SECTION 18.02. SOLICITATION OF BUSINESS.
 Tenant and Tenant's employees and agents shall not solicit business in the parking or other common areas, nor shall tenant distribute any handbills or other advertising matter in automobiles parked in the parking area or in other common areas.


SECTION 18.03. MERCHANTS' ASSOCIATION.
[ The Tenant will become a member of, participate fully in, and remain in good standing in the Merchants' Association (as soon as the same has been formed) limited to tenants occupying premises in the Shopping Center, and abide by the regulations of such Association. Each member tenant shall have one vote and the Owner shall also have one vote in the operation of said Association. The objects of such Association shall be to encourage its members to deal fairly and courteously with their customers, to sell their merchandise or services at fair prices, to follow ethical business practices, to assist the business of the tenants by sales promotions and center-wide advertising, and in particular to help the interests of members of the said Association. The Tenant agrees to pay minimum dues to the Merchants' Association in the amount of $........ per month
(calculated on the basis of $.20 per square foot per year of the area of the leased premises), subject, however, to annual adjustments, approved by a majority vote of the members of the Association, increasing said dues to the extent required by increases in the costs of promotional, public relations and advertising services. In any event, the continuing monthly contributions to the Association will be adjusted annually by a percentage equal to the percentage increase or decrease from the base period of the United States Department of Labor, Bureau of Labor Statistics Cost of Living Index, provided that said Index has increased or decreased by at least 10% or more from the base period. The term "base period" shall refer to the date on which said Index is published, which is closest to the date of the formation of the Merchants' Association. The Tenant also agrees to pay the Merchants' Association an initial assessment, in addition to the foregoing dues, in the amount of $........ (calculated on the basis of......... per square foot of the area of the leased premises) for the purposes of defraying the promotional and public relations expenses to be incurred by the Merchants' Association in connection with the joint opening of the Shopping Center. The Owner shall pay to the Merchants' Association for the purposes of promotion of such joint opening an amount equal to one third of the aggregate assessments payable by all members of the Association for such promotion, and shall pay to the Merchants' Association for the continuing promotion of the Shopping Center an amount equal to one-fourth of the aggregate monthly dues payable by the members of the Association. Nothing in the By-Laws or regulations of the said Association shall be in conflict with the provisions of this lease, including without limiting the generality of the foregoing any reasonable rules and regulations adopted pursuant to the provisions of Section
12.04 hereof, or in any way shall affect the rights of the Owner.]


                                   ARTICLE XIX

                         DESTRUCTION OF LEASED PREMISES


SECTION 19.01. TOTAL OR PARTIAL DESTRUCTION.
 If the leased premises shall be damaged by fire, the elements, unavoidable accident or other casualty, but are not thereby rendered untenantable in whole or in part, Owner shall at its own expense cause such damage to be repaired, and the rent shall not be abated. If by reason of such occurrence, the premises shall be rendered untenantable only in part, Owner shall at its own expense cause the damage to be repaired, and the fixed minimum rent meanwhile shall be abated proportionately as to the portion of the premises rendered untenantable. If the premises shall be rendered wholly untenantable by reason of such occurrence the Owner shall at its own expense cause such damage to be repaired, and the fixed minimum rent meanwhile shall abate until the leased premises have been restored and rendered tenantable, or Owner may at its election, terminate this lease and the tenancy hereby created by giving to Tenant within the sixty
(60) days following the date of said occurrence, written notice of Owner's election so to do and in event of such termination rent shall be adjusted as of such date. Nothing in this Section shall be construed to permit the abatement in whole or in part of the percentage rent, but for the purpose of Section 2.02 hereof the computation of percentage rent shall be based upon the revised minimum rent as the same may be abated pursuant to this Section 19.01.


SECTION 19.02. PARTIAL DESTRUCTION OF SHOPPING CENTER.
 In the event that fifty (50%) percent or more of the rentable area of the Shopping Center shall be damaged or destroyed by fire or other cause, notwithstanding that the leased premises may be unaffected by such fire or other cause, Owner may terminate this lease and the tenancy hereby created by giving the Tenant five (5) days prior written notice of Owner's election so to do which notice shall be given, if at all, within the sixty (60) days following the date of said occurrence. Rent shall be adjusted as of the date of such termination.


                                   ARTICLE XX

                                 EMINENT DOMAIN


SECTION 20.01. TOTAL CONDEMNATION OF LEASED PREMISES.
 If the whole of the leased premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this lease shall cease and terminate as of the date of title vesting in such proceeding and all rentals shall be paid up to that date and Tenant shall have no claim against Owner nor the condemning authority for the value of any unexpired term of this lease.



9.

SECTION 20.02. PARTIAL CONDEMNATION.
 If any part of the leased premises shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall render the leased premises unsuitable for the business of the Tenant, then the term of this lease shall cease and terminate as of the date of title vesting in such proceeding. Tenant shall have no claim against Owner nor the condemning authority for the value of any unexpired term of this lease and rent shall be adjusted to the date of such termination. In the event of a partial taking or condemnation which is not extensive enough to render the premises unsuitable for the business of the Tenant, the Owner shall promptly restore the leased premises to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking, and this lease shall continue in full force and effect without any reduction or abatement of rent.


SECTION 20.03. TOTAL CONDEMNATION OF PARKING AREA.
 If the whole of the common parking areas in the Shopping Center shall be acquired or condemned as aforesaid, then the term of this lease shall cease and terminate as of the date of title vesting in such proceeding unless Owner shall take immediate steps to provide other parking facilities substantially equal to the previously existing ration between the common parking areas and the leased premises, and such substantially equal parking facilities shall be provided by Owner at its own expense within ninety (90) days from the date of acquisition. In the event that Owner shall provide such other substantially equal parking facilities, then this lease shall continue in full force and effect without any reduction or abatement of rent.


SECTION 20.04. PARTIAL CONDEMNATION OF PARKING AREA.
 If any part of the parking area in the Shopping Center shall be acquired or condemned as aforesaid, and if, as the result thereof the ratio of square feet of parking field to square feet of the sales area of the entire Shopping Center buildings is reduced to a ratio below two to one, then the term of this lease shall cease and terminate upon the vesting of title in such proceeding, unless the Owner shall take immediate steps toward increasing the parking ratio to a ratio in excess of two to one, in which event this lease shall be unaffected and remain in full force and effect without any reduction or abatement of rent. In event of termination of this lease as aforesaid, Tenant shall have no claim against Owner nor the condemning authority for the value of any unexpired term of this lease and rent shall be adjusted to the date of said termination.


SECTION 20.05. OWNER'S DAMAGES.
 In the event of any condemnation or taking as aforesaid, whether whole or partial, the Tenant shall not be entitled to any part of the award paid for such condemnation and Owner is to receive the full amount of such award, the Tenant hereby expressly waiving any right or claim to any part thereof.


SECTION 20.06. TENANT'S DAMAGES.
 Although all damages in the event of any condemnation are to belong to the owner whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the leased premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Owner, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.


SECTION 20.07. CONDEMNATION OF LESS THAN A FEE.
 In the event of a condemnation of a leasehold interest in all or a portion of the leased premises without the condemnation of the fee simple title also, this lease shall not terminate and such condemnation shall not excuse Tenant from full performance of all of its covenants hereunder, but Tenant in such event shall be entitled to present or pursue against the condemning authority its claim for and to receive all compensation or damages sustained by it by reason of such condemnation, and Owner's right to recover compensation or damages shall be limited to compensation for and damages if any, to its reversionary interest; it being understood, however, that during such time as Tenant shall be out of possession of the leased premises by reason of such condemnation, the lease shall not be subject to forfeiture for failure to observe and perform those covenants not calling for the payment of money. In the event the condemning authority shall fail to keep the premises in the state of repair required hereunder, or to perform any other covenant not calling for the payment of money, Tenant shall have ninety (90) days after the restoration of possession to it within which to carry out its obligations under such covenant or covenants. During such time as Tenant shall be out of possession of the leased premises by reason of such leasehold condemnation, Tenant shall pay to Owner, in lieu of the minimum and percentage rents provided for hereunder, and in addition to any other payments required of Tenant hereunder, an annual rent equal to the average annual minimum and percentage rents paid by Tenant for the period from the commencement of the term until the condemning authority shall take possession, or during the preceding three full calendar years, whichever period is shorter. At any time after such condemnation proceedings are commenced, Owner shall have the right, at its option, to require Tenant to assign to Owner all compensation and damages payable by the condemnor to Tenant, to be held without liability for interest thereon as security for the full performance of Tenant's covenants hereunder, such compensation and damages received pursuant to said assignment to be applied first to the payment of rents and all other sums from time to time payable by Tenant pursuant to the terms of this lease as such sums fall due, and the remainder, if any, to be payable to Tenant at the end of the term hereof or on restoration of possession to Tenant, whichever shall first occur, it being understood and agreed that such assignment shall not relieve Tenant of any of its obligations under this lease with respect to such rents, and other sums except as the same shall be actually received by Owner.


                                   ARTICLE XXI
                              DEFAULT OF THE TENANT


SECTION 21.01. RIGHT TO RE-ENTER.
 In the event of any failure of Tenant to pay any rental due hereunder within ten (10) days after the same be due, or any failure to perform any other of the terms, conditions or covenants of this lease to be observed or performed by Tenant for more than thirty (30) days after written notice of such default shall have been given to Tenant, or if Tenant or an agent of Tenant shall falsify any report required to be furnished to Owner pursuant to the terms of this lease, or if Tenant or any guarantor of this Lease shall become bankrupt or insolvent, or file any debtor proceedings or take or have taken against Tenant or any guarantor of this Lease in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's or any such guarantor's property, or if Tenant or any such guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or if Tenant shall abandon said premises, or suffer this lease to be taken under any writ of execution, then Owner besides other rights or remedies it may have, shall have the immediate right to re-entry and may remove all persons and property from the leased premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort of legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.



10.

SECTION 21.02. RIGHT TO RELET.
 Should Owner elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice REASONABLY provided for by law, it may either terminate this lease or it may from time to time without terminating this lease make such alterations and repairs as may be REASONABLY necessary in order to relet the premises, and relet said premises or any part thereof for such term or terms (which may be a term extending beyond the term of this lease) and such rental or rentals and upon such other terms and conditions as Owner in its sole discretion may deem advisable; upon each such reletting all rentals received by the Owner from such reletting shall be applied, to the payment of any indebtedness other than rent due hereunder from Tenant to Owner; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and of cost of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Owner and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Owner. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said premises by Owner shall be construed as an election on its part to terminate this lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Owner may at any time thereafter elect to terminate this lease for such previous breach. Should Owner at any time terminate this lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the leased premises, reasonable attorney's fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this lease for the remainder of the stated term over the then reasonable rental value of the leased premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Owner. In determining the rent which would be payable by Tenant hereunder, subsequent to default, the annual rent for each year of the unexpired term shall be equal to the average annual minimum and percentage rents paid by Tenant from the commencement or the term to the time of default, or during the preceding three full calendar years, whichever period is shorter.


SECTION 21.03. LEGAL EXPENSES.
 In case suit shall be brought for recovery of possession of the leased premises, for the recovery of rent or any other amount due under the provisions of this lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Owner all expenses incurred therefor, including a reasonable attorney's fee.


SECTION 21.04. WAIVER OF JURY TRIAL AND COUNTERCLAIMS.
 The parties hereto shall and they hereby do waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with the lease, the relationship of Owner and Tenant, Tenant's use or occupancy of the leased premises, and/or any claim of injury or damage. In the event Owner commences any proceedings for non-payment of rent, minimum rent, percentage rent and additional rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings. This shall not, however, be construed as a waiver of the Tenant's right to assert such claims in any separate action or actions brought by the Tenant.


SECTION 21.05. WAIVER OF RIGHTS OF REDEMPTION.
 Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of the leased premises by reason of the violation by Tenant of any of the covenants or conditions of this lease, or otherwise.


                                  ARTICLE XXII

                                 ACCESS BY OWNER




SECTION 22.01. RIGHT OF ENTRY.
 Owner or Owner's agents shall have the right to enter the leased premises at all times UPON REASONABLE NOTICE TO TENANT to examine the same, and to show them to prospective purchasers or lessees of the building, and to make such repairs, alterations, improvements or additions as Owner may deem necessary or desirable, and Owner shall be allowed to take all material into and upon said premises that may be required thereof without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no wise abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. During the six months prior to the expiration of the term of this lease or any renewal term, owner may exhibit the premises to prospective tenants or purchasers, and place upon the premises the usual notices "To Let" or "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant shall not be personally present to open and permit an entry into said premises, at any time, when for any reason an entry therein shall be necessary or permissible, Owner or Owner's agents may enter the same by a master key, or may forcibly enter the same, without rendering Owner or such agents liable therefor, and without in any manner affecting the obligations and covenants of this lease. Nothing herein contained however, shall be deemed or construed to impose upon Owner any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the building or any part thereof, except as otherwise herein specifically provided.


SECTION 22.02. EXCAVATION.
 If an excavation shall be made upon land adjacent to the leased premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the leased premises for the purpose of doing such work as Owner shall deem necessary to preserve the wall or the building of which the leased premises form a part from injury or damage and to support the same by proper foundations, without any claim for damages or indemnification against Owner or diminution or abatement of rent.



11.

                                  ARTICLE XXIII
                                TENANT'S PROPERTY


SECTION 23.01. TAXES ON LEASEHOLD.
 Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the term of this lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the leased premises by the Tenant.


SECTION 23.02. LOSS AND DAMAGE.
 Owner shall not be liable for any damage to property of Tenant or of others located on the premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Owner shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the leased premises or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature. Owner shall not be liable for any such damage caused by other tenants or persons in the leased premises, occupants or adjacent property, of the Shopping Center, or the public, or caused by operations in construction of any private, public or quasi-public work. Owner shall not be liable for any latent defect in the leased premises or in the building of which they form a part except for a period of one (1) year from the date Tenant takes possession of the leased premises. All property of Tenant kept or stored on the leased premises shall be kept or stored at the risk of Tenant only and Tenant shall hold Owner harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carrier, unless such damage shall be caused by the willful act or gross neglect of Owner.


SECTION 23.03. NOTICE BY TENANT.
 Tenant shall give immediate notice to Owner in case of fire or accidents in the leased premises or in the building of which the premises are a part of defects therein or in any fixtures or equipment.


                                  ARTICLE XXIV
                            HOLDING OVER, SUCCESSORS


SECTION 24.01. HOLDING OVER.
 Any holding over after the expiration of the term hereof, with the consent of the Owner, shall be construed to be a tenancy from month to month at the rent herein specified (pro-rated on a monthly basis) and shall otherwise be on the terms and conditions herein specified, so far as applicable.


SECTION 24.02. SUCCESSORS.
 All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Owner in writing as provided in Section 16.01 hereof.


                                   ARTICLE XXV
                                 QUIET ENJOYMENT


SECTION 25.01. OWNER'S COVENANT.
 Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the leased premises for the term hereby demised without hindrance or interruption by Owner or any other person or persons lawfully or equitably claiming by, through or under the Owner, subject, nevertheless, to the terms and conditions of this lease.

                                  ARTICLE XXVI
                           ENVIRONMENTAL & COMPLIANCES


SECTION 26.01. COMPLIANCE.
 Except for Hazardous Materials (as hereinafter defined) contained in products used by Tenant in small quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Materials in, upon, or about the Premises, or transport, store, use, generate, manufacture or release any Hazardous Material in, upon, or about the Premises without the prior written consent of Landlord, in Landlord's sole and absolute discretion. Tenant, at Tenant's sole cost and expense, will operate its business upon the Premises, and maintain the Premises, in full compliance with all federal, state and local Environmental Laws (as hereinafter defined). Tenant shall notify Landlord of any change in the nature or extent of any hazardous or toxic materials , substances or wastes maintained on, in or under the Premises or used in connection therewith, and will transmit to Landlord copies of any citations, orders, notices or other material governmental or other communication received with respect to any other hazardous materials, substances, wastes or other environmentally regulated substances affecting the Premises. Tenant will remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Premises by Tenant, its agents, employees, contractors, subtenants or invitees. Upon request of Landlord, Tenant will promptly complete and certify such disclosure statements to such parties as Landlord may require from time to time relating to Tenant's transportation, storage, use, generation or release of Hazardous Materials on the Premises.


SECTION 26.02. INDEMNIFICATION.
 Tenant hereby agrees to indemnify, reimburse, defend and hold harmless Landlord, its officers, directors, employees, successors and assigns, from and against all demands, claims, civil or criminal actions or causes of action, liens, assessments, civil or criminal penalties or fines, losses (including diminution in value and loss of rental revenue of the Premises or Shopping Center), damages (including punitive damages), liabilities, obligations, expenses (including expenses incurred to remediate, remove, repair, correct or cleanup), costs, disbursements or fees of any kind or of any nature (including attorneys', consultants' or experts' fees and disbursements and costs of litigation at trial and appellate levels) which may at any time be imposed upon, incurred by, asserted or awarded against, Landlord directly or indirectly, resulting from: (a)any acts or activities of Tenant, its agents, employees or contractors at on or about the Premises which contaminate air, soils, improvements, surface waters or groundwaters over, on or under the premises;
(b)arising from or out



12.

of any Hazardous Material on, in or under the Premises WHICH WERE DEPOSITED OR BROUGHT TO THE PREMISES BY TENANT; (c)pursuant to or in connection with the application of any Environmental Law to the acts or omission of Tenant or any other person and any environmental damage alleged to have been caused in whole or in part, by the transportation, treatment, storage, or disposal of any Hazardous Material; or (d)arising from or in relation to the presence, whether past, present or future, of any Hazardous Materials on the Premises WHICH WERE DEPOSITED OR BROUGHT TO THE PREMISES BY TENANT. Without limiting the foregoing, this indemnification provision specifically protects the Landlord against any claim or action from activities described in (a),(b),(c) or (d) above, based in whole or in part upon any environmental statute, rule, regulation or policy, or other laws, whether now in existence or enacted in the future. [Tenant's indemnification obligation hereunder shall be one of strict liability and shall be enforceable without regard to any fault or knowledge of Landlord with respect to any act or omission or condition or event which is the basis of the claim under such indemnification obligation. Tenant's obligations hereunder shall continue, survive and remain in full force and effect notwithstanding the expiration or termination of this Lease. ]


SECTION 26.03. ACCESS.
 In addition to any other rights of entry and inspection to which Landlord may be entitled under this Lease, Landlord shall have a continuing right of access to, and the right to perform inspections and tests of the Premises for the purpose of determining Tenant's compliance with Environmental laws. Tenant will give such access to Landlord upon Landlord's prior notice to tenant and at such times as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests will be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with applicable Environmental Laws, in which case Tenant will reimburse Landlord for the reasonable cost of such inspections and tests.



SECTION 26.04. LAW.
 As used herein, the term "Environmental Law" means all present and any future federal, state, or local statutes, regulations, ordinances, codes, judgments, orders, or other similar enactments of any governmental authority or agency regulating or relating to health, safety, pollution release or abatement, or protection of the environment, including without limitation, any common law of nuisance or trespass, and any of the following statutes: the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"); the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act; the Emergency Planning and Community Right to Know Act; the Hazardous Substances Transportation Act; the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act, the National Environmental Policy Act; the Rivers and Harbors Appropriation Act; and Chapters 403 and 376, Florida Statutes, as the same may be amended from time to time, together with all rules, regulations and guidance documents implemented under authority of any of the foregoing. As used herein, the term "Hazardous Material" means any substance or material (whether solid, liquid or gas) which is (a)identified as a "Hazardous Substance" in Section 101 (14) of CERCLA, 42 USC Section 9601(14), as the same may be amended from time to time, or (b) determined to be toxic, or a pollutant, contaminant, hazardous substance, hazardous material or hazardous waste, under any federal, state or local statue, law, ordinance, rule or regulation or judicial or administrative order or decision, as same may be amended from time to time, or that may have a negative impact on human health or the environment, including but not limited to petroleum, fraction of petroleum and petroleum products, asbestos and asbestos containing materials (friable or nonfriable), polychlorinated biphenyls, lead and other metals, radon, radioactive materials, chemicals known to cause cancer or reproductive toxicity, flammables and explosives. The term "release" when applied to any Hazardous Material, means and includes any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of a Hazardous Material. The term "remediate" means any response, remedy, removal or corrective action, any activity to detoxify, decontaminate, contain, or otherwise abate any Hazardous Material, any actions to prevent, cure or mitigate any release a Hazardous Material, any action to comply with Environmental Laws or with any permits issued pursuant thereto, and any inspection, investigation, study, monitoring, assessment, audit, sampling, testing, laboratory or other analysis or evaluation relating to any Hazardous Material.



SECTION 26.05. REMEDIES.
 Any breach of this Section shall be an event of default under this Lease and shall entitle Landlord to exercise any and all remedies provided in this Lease or otherwise permitted by law.



SECTION 26.06. RADON GAS.
 As required by applicable Florida statute, Landlord hereby discloses to Tenant the following: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceeded federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.


                                  ARTICLE XXVII

                                  MISCELLANEOUS


SECTION 27.01. WAIVER.
 The waiver by Owner of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Owner shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Owner's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or conditions of this lease shall be deemed to have been waived by Owner, unless such waiver be in writing by Owner.



13.

SECTION 27.02. ACCORD AND SATISFACTION.
 No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompany any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided.


SECTION 27.03. ENTIRE AGREEMENT.
 This lease and the Exhibits, and Rider, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Owners and Tenant concerning the leased premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this lease shall be binding upon Owner or Tenant unless reduced to writing and signed by them.


SECTION 27.04. NO PARTNERSHIP.
 Owner does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint adventurer or member of a joint enterprise with Tenant. The provisions of this lease relating to the percentage rent payable hereunder are included solely for the purpose of providing a method whereby the rent is to be measured and ascertained.


SECTION 27.05. FORCE MAJEURE.
 In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 26.05 shall not operate to excuse Tenant from prompt payment of rent, percentage rent, additional rent or any other payments required by the terms of this lease.


SECTION 27.06. NOTICES.
 Any notice, demand, request or other instrument which may be or are required to be given under this lease shall be delivered in person or sent by United States certified mail postage prepaid and shall be addressed (a) if to Owner at the address first hereinabove given or at such other address as Owner may designate by written notice and (b) if to Tenant at the leased premises or at such other address as Tenant shall designate by written notice.


SECTION 27.07. CAPTIONS AND SECTION NUMBERS.
 The captions, section numbers, article numbers, and index appearing in this lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles or this lease nor in any way affect this lease.


SECTION 27.08. TENANT DEFINED, USE OF PRONOUN.
 The word "Tenant" shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Owner or Tenant shall be deemed a proper reference even though Owner or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this lease apply in the plural sense where there is more than one Owner or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.


SECTION 27.09. BROKER'S COMMISSION.
 Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with the execution of this lease, except as listed below, and each of the parties agrees to indemnify the other against, hold it harmless from, all liabilities arising from any such claim (including, without limitation, the cost of counsel fees in connection therewith, except as follows: CHARLES WAYNE PROPERTIES, INC.


SECTION 27.10. PARTIAL INVALIDITY.
 If any term, covenant or condition of this lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unforceable, shall not be affected thereby and each term, covenant or condition of this lease shall be valid and be enforced to the fullest extent permitted by law.



14.

SECTION 27.11. RECORDING.
 Tenant shall not record this lease without the written consent of Owner, however, upon the request of either party hereto the other party shall join in the execution of a memorandum or so-called "short form" of this lease for the purpose of recordation. Said memorandum or short form of this lease shall describe the parties, the leased premises and the term of this lease and shall incorporate this lease by reference.


SECTION 27.12. NON-LIABILITY OF AGENT AND TRUSTEE.
 Tenant agrees that Owner shall not have any personal liability hereunder but that the liability of the Owner shall be limited to Owner's interest in the Shopping Center and that Tenant agrees to look solely to the interest of the Owner in the Shopping Center for the payment of any claims made hereunder. In the event that the Shopping Center is owned by a partnership, one of whose partners is a Real Estate Investment Trust, then in such event, Tenant acknowledges that neither the shareholders nor the trustees, officers, employees or agents of such trust shall be liable with respect to any liabilities of the trust hereunder and that Tenant shall look solely to the trust estate of the trust for the payment of any claims under or for the performance of any obligation of the Trust.


SECTION 27.13. RIDER.
 A rider consisting of ___1__ page[s], with sections numbered consecutively
26.13 through [26.16] 26.17 is attached hereto and made a part hereof.


 IN WITNESS WHEREOF, Owner and Tenant have signed and sealed this lease as of the day and year first above written.




WITNESSES:                                  TWELVE OAKS PLAZA




                                             BY:
-----------------------------------             --------------------------------


-----------------------------------          -----------------------------------
                                                      Owner's Signature


WITNESSES:                                   FAMILY STEAKHOUSE OF FLORIDA, INC.
                                             DBA RYANS FAMILY STEAKHOUSE



-----------------------------------          -----------------------------------



-----------------------------------          -----------------------------------
                                                     Tenant's Signature


GUARANTY
 In consideration of the Owner leasing to the Tenant under the foregoing terms, the Guarantor hereinafter described unconditionally guarantees to the Owner, its successors and assigns, the full performance and observance of all the covenants, conditions and agreements herein provided to be performed and observed by the Tenant, during the term of this agreement and any extension thereof, without requiring any notice of non-payment, non-performance or non-observance or proof or notice or demand whereby to charge the Guarantor therefor, all of which the Guarantor hereby expressly waives and expressly agrees that the validity of this agreement and the obligation of the Guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Owner against the Tenant of any of the rights or remedies reserved to the Owner pursuant to the provisions of agreement. The Guarantor does further agree that any modification of this agreement made by the Owner and the Tenant or any indulgence rendered by the Owner to the Tenant shall in no way affect this guaranty.




WITNESS:



-----------------------------------          -----------------------------------



-----------------------------------          -----------------------------------
                                                   Guarantor's Signature


LEASE-RYANS 12OAKS


15.

                              RULES AND REGULATIONS


Tenant agrees as follows:

(1) All loading and unloading of goods shall be done only at such times, in the areas, and through the entrances, designated for such purposes by Owner.

(2) The delivery or shipping of merchandise, supplies and fixtures to and from the leased premises shall be subject to such rules and regulations as in the judgement of Owner are necessary for the proper operation of the leased premises or Shopping Center.

(3) All garbage and refuse shall be kept in the kind of container specified by Owner, and shall be placed outside of the premises prepared for collection in the manner and at the time and places specified by Owner. If Owner shall provide or designate a service for picking up refuse and garbage, Tenant shall use same at Tenant's cost. Tenant shall pay the cost of removal of any of Tenant's refuse or rubbish.

(4) No radio or television or other similar device shall be installed without first obtaining in each instance Owner's consent in writing. No aerial shall be erected on the roof or exterior walls of the premises, or on the grounds, without in each instance, the written consent of Owner. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

(5) No loud speakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the premises without the prior written consent of Owner.

(6) If the leased premises are equipped with heating facilities separate from those in the remainder of the Shopping Center, Tenant shall keep the leased premises at a temperature sufficiently high to prevent freezing of water pipes and fixtures.

(7) The outside areas immediately IN FRONT OF THE PREMISES [adjoining the premises] shall be kept clean and free from snow, ice, dirt and rubbish by Tenant to the satisfaction of Owner, and Tenant shall not place or permit any obstruction or merchandise in such areas.

(8) Tenant and Tenant's employees shall park their cars only in those portions of the parking area designated for that purpose by Owner. [Tenant shall furnish Owner with State automobile license numbers assigned to Tenant's car or cars, and cars of Tenant's employees, within five (5) days after taking possession of the premises and shall thereafter notify Owner of any changes within five (5) days after such changes occur. In the event that Tenant or its employees fail to park their cars in designated parking areas as aforesaid, then Owner at its option shall charge Tenant Ten Dollars ($10.00) per day per car parked in any area other than those designated, as and for liquidated damage]. SUCH AREAS SHALL BE WITHIN REASONABLE WALKING DISTANCES OF THE RESTAURANT.

(9) The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substances of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose employees, agents or invitees shall have caused it.

(10) Tenant shall use at Tenant's cost A [such] pest extermination contractor [as Owner may direct and] at REGULAR [such] intervals [as Owner may require].

(11) Tenant shall not burn any trash or garbage of any kind in or about the leased premises, the Shopping Center, or within one mile of the outside property lines of the Shopping Center.



16.

                              SHOPPING CENTER LEASE



TENANT:                    FAMILY STEAKHOUSE OF FLORIDA, INC.
                                    DBA RYANS FAMILY STEAKHOUSE




TERM:                               TEN (10) YEARS




DATE:








                            STUART S. GOLDING COMPANY
                           27001 U.S. HIGHWAY 19 NORTH
                                   SUITE 2095
                            CLEARWATER, FLORIDA 33761
                                                      (727) 796-1077








SECTION 27.13  RIDER
         Providing Tenant is not in default of the terms and conditions as contained herein Tenant will be given the one time right to an option period of FIVE (5) additional years. Notice of intent to exercise said option must be done so in writing six months prior to the expiration of the initial term hereof.

         Minimum rent as provided for in Section 2.01 will be at the rate of [$9,030.00] $8,700.46 per month plus Florida State Sales Tax.


SECTION 27.14
         [WHEN PART OR ALL OF THE ADJOINING SPACE TO THE WEST OF STORE IS LEASED, OR THE SPACE FORMERLY OCCUPIED BY SCOTTY'S IS LEASED, THEN RYANS MAY, AT IT'S SOLE DISCRETION, REQUEST THE LANDLORD TO REVISE THE PARKING LAYOUT AS PER SD1.2 ATTACHED.] NOTWITHSTANDING ANY PROVISION IN THIS LEASE TO THE CONTRARY, IF DURING THE FIFTH YEAR OF THE LEASE TERM TENANT HAS FAILED TO PRODUCE AT LEAST $2,300,000 OF GROSS REVENUES IN ITS BUSINESS CONDUCTED AT THE LEASED PREMISES, TENANT MAY, AT ITS OPTION AND UPON SIXTY (60) DAYS WRITTEN NOTICE TO LANDLORD, TERMINATE THIS LEASE. THIS OPTION TO TERMINATE IS A ONE TIME RIGHT THAT MUST BE EXERCISED WITHIN 60 DAYS AFTER END OF THE 5TH YEAR, OTHERWISE IT IS NULL AND VOID AND OF NO FURTHER FORCE AND EFFECT. GROSS REVENUES TO BE EVIDENCED BY FLORIDA STATE SALES TAX REPORTS CERTIFIED TO BE TRUE AND CORRECT BY THE TENANT'S CHIEF FINANCIAL OFFICER. ALL CONSTRUCTION TO BE DONE BY TENANT IN ACCORDANCE WITH PLANS AND SPECIFICATIONS TO BE 1ST APPROVED BY OWNER AND TO BE ATTACHED AS EXHIBIT "B".

SECTION 27.15
         PREMISES ARE ON AN "AS IS WHERE IS BASIS"

SECTION 27.16
         A SUBORDINATION AND NON DISTURBANCE AGREEMENT IN A FORM SATISFACTORY TO TENANT, OWNER AND OWNER'S LENDOR TO BE [WILL PROVIDED BY OWNERS LENDOR THE TENANT FOR APPROVAL AND EXECUTION. BY BOTH LANDLORD AND LANDLORD'S LENDOR.] EXECUTED BY ALL PARTIES WITHIN 30 DAYS FROM LEASE EXECUTION. FAILURE TO COMPLETE THE ABOVE WILL RENDER THIS LEASE TO BE NULL AND VOID AND OF NO FURTHER FORCE OR EFFECT.

SECTION 27.17
         TENANT MAY INSTALL REFRIGERATION EQUIPMENT ADJACENT TO AND OUTSIDE OF THE LEASED PREMISES AT THE LOCATION SHOWN ON EXHIBIT A-1 AT NO ADDITIONAL RENT, FEE OR OTHER COST. (LABELED "COOLERS" ON A-1)



17.

                                   EXHIBIT "B"


PLANS AND SPECIFICATIONS INCLUDING DEMOLITION (TO BE APPROVED BY BOTH OWNER AND TENANT AND ATTACHED HERETO).